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                                                               Exhibit (a)(1)(B)

                              ELECTION TO EXCHANGE


To:      FreeMarkets, Inc.
         FreeMarkets Center
         210 Sixth Avenue
         Pittsburgh, PA  15222
         Attention: Christina Spangler


     I have received and read the offer to exchange dated July 6, 2001 (the "offer to exchange") and this election to exchange (the "election form" which, together with the offer to exchange, as they may be amended from time to time, constitutes the "offer"). All capitalized terms used in this election form but not defined shall have the meaning ascribed to them in the offer to exchange.

     Subject to the terms and conditions of the offer, I understand that I may elect to exchange my options to purchase shares of common stock, par value $.01 per share, of FreeMarkets that have an exercise price of $20.00 per share or more ("eligible options") in exchange for new options to purchase shares of FreeMarkets common stock, but that if I elect to exchange any eligible options, I must elect to exchange all outstanding options that were granted to me after February 3, 2001.

     I understand and acknowledge that:

     o FreeMarkets' acceptance of the eligible options I have elected to exchange pursuant to the offer will constitute a binding agreement between FreeMarkets and me upon the terms and subject to the conditions of the offer. Upon FreeMarkets' acceptance of the eligible options I have elected to exchange pursuant to the offer, the eligible options shall be cancelled and I shall have no right to purchase stock under the terms and conditions of such cancelled options after the date of FreeMarkets' acceptance;

     o under the circumstances set forth in the offer to exchange, FreeMarkets may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. In such event, the eligible options that I have elected for exchange will not be accepted but will remain in effect unchanged and grant certificates will be returned to me;


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     o    the new options will not be granted until on or promptly after the first trading day that is at least six months and one day after the date FreeMarkets accepts and cancels the eligible options elected for exchange (the "replacement grant date");

     o the exercise price of the new options will be equal to the closing price of FreeMarkets common stock on the Nasdaq National Market on the replacement grant date and may be higher than the exercise price of the eligible options that I elect to exchange pursuant to the offer;

     o the new options will not automatically become vested on a change of control unless the acquiring entity fails to grant replacement options in connection with the change of control (our incentive plan provided, for grants made prior to January 2, 2001, that 50% of unvested options automatically accelerated on a change of control);

     o in order to receive the new options, I must remain an employee of FreeMarkets or one of its subsidiaries from the date I elect to exchange eligible options through the replacement grant date. If I am not an employee of FreeMarkets or one of its subsidiaries on the replacement grant date, I will not receive any new options or any other consideration for the eligible options that I elect to exchange and that are accepted for exchange pursuant to the offer;

     o the number of new options I will receive will be less than the number of eligible options I elect to exchange and will be based on the applicable exchange ratio set forth in the table below (rounded up or down to the nearest whole number):

           EXERCISE PRICE OF            ELIGIBLE OPTIONS            NEW OPTIONS                  OPTION
            ELIGIBLE OPTIONS            TO BE EXCHANGED           TO BE RECEIVED             EXCHANGE RATIO
            ----------------            ---------------           --------------             --------------

            $200 or higher                    20                        1                          0.050
            $100 - $199.99                    10                        1                          0.100
             $50 - $99.99                      5                        1                          0.200
             $35 - $49.99                      3                        1                          0.333
             $20 - $34.99                    1.5                        1                          0.666



     o FreeMarkets has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer.





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                              ELECTION TO EXCHANGE

     Pursuant to the terms and subject to the conditions of the offer to exchange and this election form, I hereby elect to exchange the following eligible options:

------ ---------------------------- ---------------------------------- -------------------------------
                                                                                TOTAL NUMBER
            DATE OF ELIGIBLE                 EXERCISE PRICE                OF OUTSTANDING OPTIONS
            OPTION GRANT (1)           OF OPTIONS SUBJECT TO GRANT          SUBJECT TO GRANT(2)
------ ---------------------------- ---------------------------------- -------------------------------
  1
------ ---------------------------- ---------------------------------- -------------------------------
  2
------ ---------------------------- ---------------------------------- -------------------------------
  3
------ ---------------------------- ---------------------------------- -------------------------------
  4
------ ---------------------------- ---------------------------------- -------------------------------
  5
------ ---------------------------- ---------------------------------- -------------------------------


---------

(1) List each eligible option grant on a separate line even if more than one eligible option was granted on the same grant date. If additional space is needed, please attach a separate schedule containing the information in the table.

(2) Provide the total number of shares for which the option remains outstanding (i.e. the total number of shares for which the option has not been exercised) in this column. For each grant you specify, you must elect to exchange all options covered under the grant, excluding those already exercised. Partial elections will not be accepted.

     You must complete and sign the following exactly as your name appears on the grant certificate or certificates evidencing the eligible options you are electing to exchange.


____________________________________        Date: ______________________, 2001
Signature of Option Holder

____________________________________
Print Name

     By signing and returning the election form, I represent and warrant to
FreeMarkets:

     o I have full power and authority to elect to exchange the eligible options elected for exchange and that, when and to the extent such eligible options are accepted for exchange by FreeMarkets, the eligible options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable grant certificate or certificates, and such eligible options will not be subject to any adverse claims.

     o upon request, I will execute and deliver any additional documents deemed by FreeMarkets to be necessary or desirable to complete the exchange of the eligible options I am electing to exchange.



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         When you have completed, signed and dated the election form, detach and return pages 1-3, together with your original grant certificate or certificates with respect to any eligible option grants that you elect to exchange, to the following address no later than the Expiration Date:

                  FreeMarkets, Inc.
                  FreeMarkets Center
                  210 Sixth Avenue
                  Pittsburgh, PA  15222
                  Attention: Christina Spangler



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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Election Form. You must deliver a properly completed and duly executed original of this election form, together with your original grant certificates with respect to any eligible option grants that you elect to exchange, to FreeMarkets at the address set forth on the front cover of this election form on or before the Expiration Date.

     THE METHOD BY WHICH YOU CAN DELIVER ANY REQUIRED DOCUMENT IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE MADE ONLY WHEN ACTUALLY RECEIVED BY FREEMARKETS. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     You may withdraw any eligible options you have elected to exchange pursuant to the offer at any time prior to the Expiration Date. If we extend the offer beyond that time, you may withdraw your eligible options at any time until the extended expiration of the offer. In addition, unless we accept your eligible options before 12:00 midnight, Eastern Time, on August 31, 2001, you may withdraw your eligible options at any time after August 31, 2001 until they are accepted for exchange.

     To withdraw eligible options you must deliver a written notice of withdrawal, with the required information to FreeMarkets while you still have the right to withdraw the elected eligible options. Withdrawals may not be rescinded; however, you may re-elect to exchange such withdrawn eligible options prior to the Expiration Date by following the procedures described above and in the offer to exchange.

     FreeMarkets will not accept any alternative, conditional or contingent elections. By execution of this election form, you waive any right to receive any notice of the acceptance of your election, except as provided for in the offer to exchange.

     2. Inadequate Space. If you do not have enough space to provide the requested information with respect to any eligible options you elect to exchange, please provide any additional information on a separate schedule and attach it to your election form.

     3. Election to Exchange. If you elect to exchange your eligible options pursuant to the offer, you must complete the table on page 3 of this election form by providing the following information for each eligible option grant that you elect to exchange: date of grant, exercise price and total number of shares which remain subject to the eligible option grant. You may elect to exchange all, some or none of your eligible options grants, however you may not elect to exchange less than the entire outstanding portion of a particular eligible option grant.

     For example, if you received one option to purchase 10,000 shares at $42.125 on May 23, 2000 of which you have exercised 2,500 options and a second option to purchase 10,000 shares at $32.50 on December 13, 2000 none of which have been exercised and you elect to exchange all your outstanding eligible options, you would complete the table as follows:


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
------ ---------------------------- ---------------------------------- -------------------------------
                                                                                TOTAL NUMBER
            DATE OF ELIGIBLE                 EXERCISE PRICE                      OF SHARES
              OPTION GRANT             OF OPTIONS SUBJECT TO GRANT            SUBJECT TO GRANT
------ ---------------------------- ---------------------------------- -------------------------------
  1             May 23, 2000                      $42.125                            7,500
------ ---------------------------- ---------------------------------- -------------------------------
  2        December 13, 2000                       $32.50                           10,000
------ ---------------------------- ---------------------------------- -------------------------------
  3
------ ---------------------------- ---------------------------------- -------------------------------
  4
------ ---------------------------- ---------------------------------- -------------------------------
  5
------ ---------------------------- ---------------------------------- -------------------------------


     4. Signatures on Election to Exchange. This election form must be signed by the holder of the eligible options and the signature must correspond with the name as written on the face of the grant certificate or certificates to which the eligible options are subject without alteration, enlargement or any change whatsoever.

     5. Requests for Assistance or Additional Copies. Please direct any questions or requests for assistance, as well as requests for additional copies of the offer to exchange or this election form to Christina Spangler, at the address and telephone number given on the front cover of this election form.

     6. Irregularities. FreeMarkets will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any election of options, and all questions as to the number of shares subject to eligible options or to be subject to new options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all elections to exchange eligible options we determine do not comply with the conditions of the offer, not to be in proper form or the acceptance of which, in the opinion of our counsel, may be unlawful. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in the election with respect to any particular eligible options or any particular option holder, and our interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No election to exchange eligible options will be deemed to be properly made until all defects and irregularities have been cured by the option holder or waived by us. Unless waived, any defects or irregularities in connection with elections must be cured within such time as we shall determine. Neither FreeMarkets nor any other person is or will be obligated to give notice of any defects or irregularities in elections to exchange, and no person will incur any liability for failure to give any such notice.

     7. Important Tax Information. You should refer to Section 13 of the offer to exchange, which contains important tax information. We advise you to consult with your tax adviser with respect to the tax consequences of electing to exchange your eligible options pursuant to the offer.


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